Exhibit 99.2


         Statement of Chief Financial Officer
            under 18 U.S.C. Section 1350

     I, Craig Klosterman, the chief financial officer of WebEx Communications, Inc. (the "Company"), certify pursuant to section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,

    (i) the Quarterly Report of the Company on Form 10-Q for the period ending June 30, 2002 (the
         "Report"), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

    (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: August 14, 2002               /s/ Craig Klosterman
                                    -----------------------
                                    Craig Klosterman
                                    Chief Financial Officer



This statement is submitted pursuant to 18 U.S.C Section
1350 and shall not be deemed to be filed for the purposes of section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.